CERTIFICATE OF AMENDMENT
                                     OF THE
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           FINET HOLDINGS CORPORATION



         FINET HOLDINGS CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         FIRST: That by unanimous written consent of the Board of Directors on March 23, 1999, resolutions were duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation, declaring said amendment to be advisable and that such amendment should be submitted to the stockholders for approval. The resolution setting forth the proposed amendment is as follows:

                  "RESOLVED, that Article FIRST of the Restated Certificate
              of Incorporation be amended to read as follows:

                  FIRST:  Name. The name of the corporation is FiNet.com, Inc.
              (hereinafter referred to as the "Corporation")."

         SECOND: That thereafter, the foregoing amendment to the Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Section 242 and has been consented to in writing by the stockholders, and written notice has been given, in accordance with Section 228 of the General Corporation Law of the State of Delaware, the necessary number of shares as required by statute voting in favor of the amendment.

         IN WITNESS WHEREOF, said Corporation has caused this Certificate of Amendment of the Restated Certificate of Incorporation to be signed and acknowledged by Gary A. Palmer, its authorized officer, this 28th day of May, 1999.
                                            FINET HOLDINGS CORPORATION


                                            By:      /s/ Gary A. Palmer
                                                     Gary A. Palmer,
                                                     Chief Financial Officer



ACKNOWLEDGMENT

         I declare that I am the person who executed the above instrument and that this instrument is my act and deed and that the facts stated herein are true.
                                                     /s/ Gary A. Palmer
                                                     Gary A. Palmer,
                                                     Chief Financial Officer